                                                     Rules 424(b)(3) and 424(c)
                                                             File No. 333-15413

                      INTERNATIONAL ALLIANCE SERVICES, INC.
                              PROSPECTUS SUPPLEMENT
                      TO PROSPECTUS DATED JANUARY 22, 1997

         International Alliance Services, Inc. (the "Company") has prepared this Prospectus Supplement in order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders of the Company, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:

                                                                        SHARES TO BE
                                                 SHARES                   OFFERED                    OWNERSHIP
                                               BENEFICIALLY           FOR THE SELLING                  AFTER
                                             OWNED PRIOR TO             STOCKHOLDER'S                   THE
         SELLING STOCKHOLDER                   THE OFERING                 ACCOUNT                    OFFERING
-------------------------------------       -----------------        -----------------      ---------------------------
                                                                                               Number         Percent
                                                                                                 of              of
                                                                                               Shares           Class
                                                                                             ----------       ---------
Alliance Global ENV. Fund Inc.                300,000(1)(2)                300,000(1)           - 0 -              *
Berkley Technology Investments Ltd.         1,370,000(3)                    85,000(3)        1,205,000           3.2%
Lant & Co.                                    300,000                      300,000              - 0 -              *
Sophia Management Ltd.(4)                   5,825,000                    2,244,000           3,581,000           9.5%

----------------------

(1)   Includes 300,000 shares issuable upon exercise of outstanding warrants.
(2) These shares are beneficially owned by Alliance Capital Management L.P., which is not affiliated with Alliance Holding Corporation.
(3)   Includes 85,000 shares issuable upon exercise of outstanding warrants.
(4)   Mssrs. Joseph E. LoConti, Craig L. Stout, Edward F. Feighan and Gregory
      J. Skoda, each of whom is an officer of the Company, are managers of Sophia Management Ltd.




           The date of this Prospectus Supplement is August 18, 1997.